AMENDED AND RESTATED

                        THREE (3) YEAR SUPPLY AGREEMENT

         THIS AMENDED AND RESTATED THREE (3) YEAR SUPPLY AGREEMENT, made and entered into this 31st day of March, 1998, by and between FIBERSTARS, INC., a company organized and existing under laws of the state of California, having its principal place of business at 2883 Bayview Drive, Fremont, CA 94538 (hereinafter called the "Buyer") and MITSUBISHI INTERNATIONAL CORPORATION, a company organized and existing under the laws of the state of New York having its principal place of business at 520 Madison Avenue, New York, NY 10022 (hereinafter called the "Seller").

                                   WITNESSETH

         WHEREAS, the Buyer requires a stable supply of ESKA fiber optics hereinafter more particularly specified (hereinafter called the "Products"); and

         WHEREAS, the Seller is desirous of furnishing the Buyer's requirements by selling the Products to the Buyer throughout the period hereinafter more particularly specified;

         WHEREAS, the Buyer and the Seller are parties to that certain Three (3) Year Supply Agreement (the "October Agreement") dated October 29, 1997; and

         WHEREAS, the Buyer and the Seller wish to amend and supplement the October Agreement as set forth herein to provide that they shall keep the price and quantity terms of the Agreement confidential;

         NOW, THEREFORE, in consideration of the foregoing and the obligations of the Seller and the Buyer herein contained, the parties hereby agree as follows:

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ARTICLE 1. DEFINITIONS

         In this agreement, the following terms shall have the following meanings, except where the context otherwise requires;

         (a) "Contract Period" means a period of 3 years commencing on January 1, 1998 and ending on December 31, 2000.

         (b)      "$" means the lawful currency of the United States of America.

         (c)      "Month" means a calendar month.

         (d) "Price" means the price of the Products DDP Port of Oakland. "DDP" means the delivery terms of Delivered Duty Paid that is construed in accordance with 1990 Incoterms Edition.

         (e) "Products" means ESKA plastic fiber optics Item No. LK-30, meeting the description and specifications produced by Mitsubishi Rayon Co., Ltd. Japan and other items to be mutually agreed by the Buyer and the Seller and to be supplied by the Seller.

         (f)      "Competitive Products" means:

                  (i) any other plastic fiber optics that are similar in composition and performance to the Products and also technically suppliable from the Seller; and

                  (ii) any fiber optics produced in Japan.

         (g) "Stage l" means the period which the Seller sell and deliver the Products or Competitive Products from [ ] spools to [ ] spools from the beginning of the Contract Period.

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         (h)      "Stage 2" means the period  which the Seller  sell and deliver the Products or Competitive Products to the Buyer from [ ] spools to [ ] spools after completion of Stage 1 during the Contract Period.

         (i) "Stage 3" means the period which the Seller sell and deliver Products or Competitive Products to the Buyer from [ ] spools to [ ] spools after completion of Stage 2 during the Contract Period.

         In this Agreement, unless the context requires otherwise, the singular includes the plural and vice-versa.

ARTICLE 2. SALES  AND  PURCHASE  OF  PRODUCTS

         2.1 Subject to the terms and conditions hereinafter set forth, the Seller shall sell and deliver the Buyer's requirements of the Products and the Buyer shall purchase and take delivery of the Products for the period of Contract. It is the intention of the parties hereto that in recognition that the long term contractual relationship is the essence of this Agreement, unless specifically provided for in this Agreement, neither party may in any way be exempted from those obligations to sell or to purchase the Products, as the case may be, during the term of this Agreement, nor may terminate this agreement.

         2.2 Subject to the conditions set forth in this section, the Buyer shall purchase the Products and the Competitive Products solely from the Seller and shall not purchase the Products or the Competitive Products from any individual firm or company other that the Seller for the Contract Period. [ ].

         2.3      The Seller represents and warrants that [ ].

         2.4      [ ].

         2.5      During the Term of this Agreement, [ ].

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ARTICLE 3.  PRICE AND  QUANTITY

         3.1      QUANTITY

                  Contract  quantity is[  ]spools.

                  The Buyer shall make best efforts to purchase all of contract quantity no later than the end of Contract Period on the basis of the following estimated quantities of the Products with the Seller expects to deliver to the Buyer and of which the Buyer expects to take delivery in each year:

                  1998 [ ] spools Stage 1

                  1999 [ ] spools Stage 2

                  2000 [ ] spools Stage 3

         3.2 If the Buyer shall fail to take all of contract quantity by the end of 2000, then the Buyer shall continue to purchase the Products at above prices and this contract is considered to be completed only when the total purchasing quantity comes up to [ ] spools.

         3.3 If Seller's shipping quantity reaches [ ] spools before the end of November 2000: price for over [ ] spools valid until shipment in November 2000 shall be negotiated and fixed by and between the Buyer and the Seller.

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         3.4      PRICE

         Item  LK30, length per spool: 9,000 meter, Price in $ per meter

Exchange Rate     Higher      124.99    114.99    104.99    Lower
(Yen/$ TTB)      than 125      - 115    -105      -95       than 94.99


Quantity(Spool)    [  ]        [  ]      [  ]     [  ]        [  ]
Stage 1
[  ]

Stage 2            [  ]        [  ]      [  ]     [  ]        [  ]
[  ]

Stage 3            [  ]        [  ]      [  ]     [  ]        [  ]
[  ]

The inland freight from the Port of Oakland (CA) to any destination designated by the Buyer shall be charged by the Seller to the Buyer additionally.

ARTICLE 4. DELIVERY SCHEDULE

         The delivery of Products shall be made once a month and the monthly delivery quantity for each calendar quarter in each Stage shall be confirmed by the Buyer to the Seller in writing no later than 45 days prior to the first monthly delivery of each calendar quarter.

ARTICLE 5. INSPECTION

         The Seller shall have the Products inspected by the manufacturer, prior to each shipment, in accordance with the manufacturer's usual inspection method.

ARTICLE 6. PACKING AND MARKING

         Packing of the Products shall be made in the usual manner of the manufacturer: however, the Buyer and the Seller shall continue to investigate possible improvements in the packing of the Products for the purpose of reducing damage.

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ARTICLE 7. TERMINATION

         7.1 The Seller and the Buyer shall negotiate and make reasonable best efforts to agree upon the extension or renewal of this Agreement for the next 3 year period following the Contract Years no later than October 15, 2000.

         7.2      If any one of following shall occur:

         (a) Either party hereto shall fail to perform any material obligation under this Agreement.

         (b) Either party shall become unable to pay its debts generally as they become due, or shall hold a meeting of its creditors, or shall make a general assignment for the benefit of its creditors, or shall file a petition for bankruptcy, or shall be adjudicated or declared a bankrupt or insolvent, or shall file a petition or an answer seeking, consenting to or acquiescing in any reorganization, arrangement, adjustment, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition or answer filed against it for or opposing any such relief, or

         (c) a trustee, receiver or liquidator of either party or of any material part of such party's assets or properties shall be appointed with the consent or acquiescence of such party, or if any such appointment, not so consented to or acquiesced in, shall remain unvacated or unstayed or such trustee, receiver or liquidator shall not have been dismissed or discharged for an aggregate of (90) days (whether or not consecutive), then, in addition to any other rights or remedies stipulated herein and

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                  at law, the other party  ("Non-Defaulting  Party")  shall give written notice of such breach or default and to the effect that if the breach or default is not remedied or made good, the Non-Defaulting Party may terminate this Agreement. In the Event that the party alleged to be in breach or default ("Defaulting Party"), within thirty (30) days after the receipt of such notice, dose not remedy such breach or make
                  good  such  default  and  pay  or  agree  to   indemnify   the
                  Non-Defaulting Party for and against all loss or damage that may be incurred by the Non-Defaulting Party as a result thereof, the Non-Defaulting Party forthwith may terminate this Agreement and any other contract or agreement then effective with Defaulting Party.

         7.3 Neither of the parties hereto shall be responsible for any incidental or consequential damage(e.g., loss of profit or loss of production) to be sustained as a result of breach or default of the Agreement on the part of either party.

ARTICLE 8. OTHER TERMS AND CONDITIONS

         The terms and conditions of the Seller's GENERAL TERMS AND CONDITIONS OF SALE attached hereto as Exhibit A shall be amended as follows: (the amendments are numbered to correspond to the numbered terms.)

         8.1      The first sentence is deleted and following substituted:  "the
                  Seller  warrants  only  that  the  Products   conform  to  the
                  description and specification."

         8.2 The Buyer agrees to inspect the Products within 30 days of delivery. The period for the Buyer to make claims for nonconformity with the specification is extended to 60 days from delivery.

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         8.3      Clause 3  Increased  Costs is  modified  to delete  the phrase
                  "shall be for the Buyer's account" and to replace it with "shall be negotiated and agreed by the Seller and the Buyer as to who bears such increase."

         8.9      Clause 9 Entire Agreement is deleted in its entirety.

         8.12     Delete and substitute: "This contract shall be governed by and
                  construed  in  accordance   with  the  law  of  the  State  of
                  California."

         8.13 Substitute San Francisco, California as the location for arbitration under the contract.

ARTICLE 9. CONFIDENTIALITY

         The parties hereto agree that they will keep secret and retain in strictest confidence, and that each party shall not, without the prior written consent of the other party, make available or disclose to any third party or use for the benefit of itself or any third party, any information relating to the price and quantity terms of this agreement, unless the disclosure of such information was required by a valid order of a court or other governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this agreement.

ARTICLE 10. ENTIRE  AGREEMENT

         This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. The undersigned parties who are parties to such October Agreement hereby amend and restate the

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October  Agreement to read in its entirety as set forth in this  Agreement,  all with the intent and effect that the October Agreement shall hereby be terminated
and  entirely  replaced  and  superseded  by  this  Agreement.   This  Agreement
supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

         Any other terms and conditions which are not stipulated hereof shall be negotiated separately and confirmed in writing by the Seller and the Buyer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives in duplicate, each duplicate to be considered an original and each party to retain one duplicate, as of the day and year first above written.

FIBERSTARS,  INC.                             MITSUBISHI  INTERNATIONAL
                                              CORPORATION

/s/      DAVID N. RUCKERT                     /s/      MICHIO ANZAI
-------------------------------               --------------------------------
David N. Ruckert                              Michio Anzai,
President and C.E.O.                          Senior Vice President
                                              Gen. Mgr., Textile Division

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                      GENERAL TERMS AND CONDITIONS OF SALE

1. WARRANTIES: Seller warrants only that the Goods conform to the description stated on the face hereof. NO OTHER WARRANTY, EXPRESS OR IMPLIED, IS MADE BY SELLER, INCLUDING WARRANTY OF MERCHANTABILITY AND WARRANTY THAT THE GOODS ARE FIT FOR ANY PARTICULAR PURPOSE. No agent, employee or representative of Seller has any authority to bind Seller to any affirmation, representation or warranty concerning the Goods not expressly included herein.

2. CLAIMS: Any claim of non-conformity with respect to the Goods or their shipment or delivery is waived, unless made in writing by Buyer to Seller, specifically stating the details of such non-conformity, within a reasonable time not exceeding thirty (30) days after Buyer receives the Goods. Seller's liability shall in no event be greater in amount than the purchase price of the Goods in respect of which damages are claimed. Buyer waives any right to incidental or consequential damages.

3. INCREASED COSTS: Any increase in Seller's costs of performance after the date stated in the box marked DATE OF CONTRACT on the face hereof resulting from increased freight rates, increase or additional freight surcharges, additional taxes, duties, assessments or other charges imposed or collected by any governmental or taxing authority, increased insurance rates, and all other additional charges relating to the sale, loading, unloading, delivery, storage and transportation of the Goods, shall be for Buyer's account.

4. SHIPMENT: All shipment or delivery dates are approximate. The date of bill of lading shall constitute conclusive evidence of the date of shipment. Partial shipment and/or transshipment shall be permitted. No non-conforming tender, or delay or failure in the shipment or delivery of any one lot shall excuse Buyer from accepting tender of any remaining installments hereunder. In case of failure of performance by Buyer hereunder, Seller may defer further shipments or deliveries or, at its option, cancel this Contract as to any Goods which have not been shipped or delivered, and any losses, liabilities, costs or expenses resulting from such deferral or cancellation shall be for Buyer's account.

5. INSURANCE: If this is a C.I.F. contract, one hundred ten percent (110%) of the invoice amount shall be insured by Seller, unless otherwise agreed herein.

6. FORCE MAJEURE: Seller shall not be liable for delay of or failure to make shipment or delivery for any cause beyond its reasonable shipment or delivery of the Goods. Shipment or delivery dates shall be extended for a period equal to the time lost by reason of any such cause; provided, however, that if any such delay exceeds ninety (90) days, either party shall have the right to cancel this Contract with respect to such shipment or delivery by written notice to the other party.

7. INFRINGEMENT: Seller shall not be liable to Buyer in any way for any losses, liabilities, settlements, costs or expenses (including attorney's fees) paid or incurred by Buyer resulting form any claim that the Goods or their sale infringe any patent, trademark,

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         copyright, design or other industrial property right of any third party and, if Buyer has furnished the specifications, Buyer shall indemnify and defend Seller against any and all losses, liabilities, settlements, costs and expenses (including attorneys' fees) paid or incurred by Seller resulting from any such claim.

8. LATE CHARGE: If any of the purchase price is not paid in full when due, Buyer shall pay a late charge on the amount unpaid for each day from the due date until paid in full at a rate per annum at all times equal to five percent (5%) above the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. at its principal New York City office; provided, however, that nothing herein shall require the payment of any amount in excess of the maximum amount permitted by law. Late charge shall be payable on demand.

9. ENTIRE AGREEMENT: This writing is intended by the parties as the final, complete and exclusive expression of their agreement relating to the subject matter hereof, and supersedes any prior agreement or understanding between them. No waiver, amendment or modification of any of the provisions hereof shall be effective, unless made in writing and signed by both parties.

10.      TIME FOR  BRINGING  ACTION:  Any  action  by Buyer  for  breach of this
         Contract must be commenced within one (1) year after the cause of action has accrued.

11. NO ASSIGNMENT: Buyer shall not assign its rights or delegate its duties under this Contract without the prior written consent of Seller.

12. GOVERNING LAW: This Contract shall be governed by and construed in accordance with the law of the State of New York.

13. ARBITRATION: Seller and Buyer agree that any controversy or claim arising out of or relating to this Contract, or the breach hereof, shall be settled by arbitration in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award of the arbitrator(s) shall be final and binding upon the parties hereto and judgment on the award may be entered in any court of competent jurisdiction.

14. EQUAL EMPLOYMENT OPPORTUNITY: The Equal Opportunity Clause set forth in Executive Order 11246, as amended (30 F.R.12319), and the Affirmative Action Clause set forth in the relevant federal government regulations pertaining to government contractors and subcontractors (41 C.F.R. ss. 60-250.4 (Vietnam Veterans and Disabled Veterans) and 41 C.F.R. ss. 60-741.4 (Handicapped)), are incorporated by reference herein.

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                                    Addendum

The payment term of this contract is Net 10 days after invoice date.

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